UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        February 28, 2006
         Date of Report (Date of earliest event reported)



               EARTH PRODUCTS & TECHNOLOGIES, INC.
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(Exact name of small business issuer as specified in its charter)


        Nevada                   033-03385-LA              87-0430816
  -----------------------   -----------------------   ----------------------
 (State of incorporation)   (Commission File Number)     (I.R.S. Employer
                                                       Identification Number)

2157 S. Lincoln Street, Salt Lake City, Utah 84106
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(Address of principal executive offices)

Registrant's telephone number: (801) 323-2395
                               ---------------


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                     Section 8 - Other Events

Item 8.01 Other Events

On February 28, 2006, NASDAQ informed Earth Products & Technologies that our 30-to-1 reverse stock split of our outstanding common stock will be effective the open of business March 1, 2006. As a result of the reverse, our trading symbol on the OTC Bulletin Board has changed to "EPTI" and pre-split shares of 32,001,004 outstanding on March 1, 2006, are reversed to 1,066,810 shares.

The Board authorized the reverse split of our common stock on January 27, 2006, with any fractional shares of 0.5 or greater to be issued one share of common stock and each shareholder to continue to own at least one share. On January 28, 2006, shareholders representing 24,571,381 shares of common stock approved the reverse split by written consent. Customary notification was provided to NASDAQ and it effected the reverse split and symbol change on March 1, 2006 at the open of business.



                            SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 EARTH PRODUCTS & TECHNOLOGIES, INC.


                                   /s/ John W. Peters
Date: February 28, 2006       By:_______________________________________
                                  John W. Peters
                                  President and Director